Exhibit 2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF

                      BLACKROCK MUNICIPAL BOND FUND, INC.,
                           BLACKROCK BOND FUND, INC.,
                           BLACKROCK SERIES FUND, INC.
                     BLACKROCK VARIABLE SERIES FUNDS, INC.,
                                       AND
                        BLACKROCK BASIC VALUE FUND, INC.
                     (each referred to herein as the "Fund")

                        Effective as of December 9, 2008

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                              SHAREHOLDER MEETINGS

Section 1.  Chairman .......................................................   2
Section 2.  Annual Meetings of Shareholders ................................   2
Section 3.  Special Meetings of Shareholders ...............................   2
Section 4.  Place of Meetings ..............................................   2
Section 5.  Notice of Meetings. ............................................   2
Section 6.  Conduct of Meetings ............................................   4
Section 7.  Adjournments ...................................................   4
Section 8.  Record Date. ...................................................   4
Section 9.  Voting. ........................................................   5
Section 10. Quorum .........................................................   6
Section 11. Proxies. .......................................................   6
Section 12. Inspectors of Election. ........................................   7
Section 13. Records at Shareholder Meetings ................................   7
Section 14. Shareholder Action by Written Consent. .........................   8

                                   ARTICLE II

                                    DIRECTORS

Section 1.  Number and Qualification .......................................   9
Section 2.  Term, Nomination and Election. .................................   9
Section 3.  Resignation and Removal ........................................  10
Section 4.  Vacancies ......................................................  11
Section 5.  Meetings. ......................................................  11
Section 6.  Quorum .........................................................  12
Section 7.  Required Vote ..................................................  12
Section 8.  Committees. ....................................................  12
Section 9.  Director Action by Written Consent .............................  13
Section 10. Chairman; Records ..............................................  13
Section 11. Delegation .....................................................  13
Section 12. Compensation ...................................................  13

                                   ARTICLE III

                                    OFFICERS

Section 1.  Officers of the Fund ...........................................  13
Section 2.  Election and Tenure ............................................  14
Section 3.  Removal and Resignation of Officers ............................  14

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Section 4.  President ......................................................  14
Section 5.  Secretary ......................................................  14
Section 6.  Treasurer ......................................................  14
Section 7.  Other Officers and Duties ......................................  15

                                   ARTICLE IV

                  LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Section 1.  No Personal Liability of Directors or Officers .................  15
Section 2.  Mandatory Indemnification. .....................................  16
Section 3.  Good Faith Defined; Reliance on Experts ........................  17
Section 4.  Survival of Indemnification and Advancement of Expenses ........  18
Section 5.  Insurance ......................................................  18
Section 6.  Subrogation ....................................................  18

                                    ARTICLE V

                                      STOCK

Section 1.  Shares of Stock ................................................  18
Section 2.  Transfer Agents, Registrars and the Like .......................  18
Section 3.  Transfer of Shares .............................................  18
Section 4.  Registered Shareholders ........................................  19
Section 5.  Register of Shares .............................................  19
Section 6.  Disclosure of Holdings .........................................  19
Section 7.  Signatures .....................................................  19
Section 8.  Lost Certificates ..............................................  19

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 1.  Filing .........................................................  20
Section 2.  Governing Law ..................................................  20
Section 3.  Provisions in Conflict with Law or Regulation. .................  20

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

Section 1.  Amendment and Repeal of Bylaws .................................  20

                                  ARTICLE VIII

Section 1.  Fundamental Policies ...........................................  21


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                                                                       Exhibit 2

                                     BYLAWS

      These Bylaws are made and adopted pursuant to the Articles of Incorporation of the Fund, as from time to time amended (hereinafter called the "Charter").

      Definitions. As used in these Bylaws, the following terms shall have the following meanings:

      "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

      "Bylaws" shall mean these Bylaws of the Fund as amended or restated from time to time by the Directors.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "Directors" shall mean the persons elected to the Board of Trustees or Board of Directors, as the case may be, of the Fund from time to time, so long as they shall continue in office, and all other persons who at the time in question have been duly elected or appointed and have qualified as directors or trustees in accordance with the provisions hereof and are then in office.

      "Disabling Conduct" shall have the meaning set forth in Section 2(a) of
Article IV.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Indemnitee" shall have the meaning set forth in Section 2(a) of Article
IV.

      "Independent Director" shall mean a Director that is not an "interested person" as defined in Section 2(a)(19) of the 1940 Act.

      "Independent Non-Party Directors" shall have the meaning set forth in
Section 2(b)of Article IV.

      "Person" shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Shareholder" shall mean a holder of record of outstanding Shares from time to time.

      "Shares" shall mean (i) if the Fund is organized as a trust, the units of beneficial interest into which the beneficial interests in the Fund shall be divided from time to time, (ii) if the Fund is organized as a corporation, the shares of stock of the Fund and (iii) if the Fund is organized as


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a limited liability company, the limited liability company interests of the
Fund, and in each case includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred units of beneficial interest, preferred stock or preferred limited liability company interests which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

      "Special Counsel" shall mean an "independent legal counsel" as defined in Reg. ss.270.0-1(a)(6) promulgated under the 1940 Act, and such counsel shall be selected by a majority of the Independent Non-Party Directors.

                                   ARTICLE I

                              SHAREHOLDER MEETINGS

            Section 1. Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders. In the Chairman's absence, the Vice Chairman, if any, shall act as chairman at the meeting. In the absence of the Chairman and the Vice Chairman, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

            Section 2. Annual Meetings of Shareholders. There shall be no annual meeting of Shareholders except as required by law.

            Section 3. Special Meetings of Shareholders. A special meeting of Shareholders may be called at any time by the Secretary upon the request of a majority of the Directors or the President and shall also be called by the Secretary for any proper purpose upon written request of Shareholders of the Fund holding in the aggregate not less than a majority of the outstanding Shares of the Fund or class or series of Shares having voting rights on the matter.

            Section 4. Place of Meetings. Any Shareholder meeting shall be held within or without the state in which the Fund was formed on such day and at such time as the Directors shall designate.

            Section 5. Notice of Meetings.

                  (a) Written notice of all meetings of Shareholders, stating the time and place of the meeting, shall be given by the Secretary by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable law. Such notice will also specify the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting. No business (including without limitation nominations for the election of directors) may be transacted at a meeting of Shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise


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properly brought before the meeting by any Shareholder of the Fund, whether such proposal is included in the Fund's proxy statement or a proxy statement prepared by one or more shareholders, (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Article I Section 5 and on the record date for the determination of Shareholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Article I Section 5 or, with respect to the election of Directors, set forth in Section 2 of Article II.

                  (b) In addition to any other applicable requirements, for business to be properly brought before a meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Fund.

                        (i) To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Fund not later than the close of business on the fifth (5th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

                        (ii) Except for notices regarding nominations for the election of directors, which notices shall be prepared in accordance with
      Article II Section 2(c)(ii), to be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and record address of such Shareholder, (C) the class or series and number of shares of the Fund which are owned beneficially or of record by such Shareholder, (D) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (E) a representation that such Shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

                  (c) No business shall be conducted at a meeting of Shareholders except business brought before the meeting in accordance with the procedures set forth in this Article I Section 5 or Article II Section 2, as the case may be; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Article I
Section 5 shall be deemed to preclude discussion by any Shareholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                  (d) Whenever written notice is required by law or the Charter to be given to any Shareholder, such notice may be given by mail, addressed to such Shareholder at such Shareholder's address as it appears on the records of the Fund, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be


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deposited in the United States mail or with another reasonable delivery service customarily used for business purposes.

            Section 6. Conduct of Meetings. The Board of Directors of the Fund may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to Shareholders of record of the Fund, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

            Section 7. Adjournments. The chairman of any meeting of the Shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 5 of this
Article I shall be given to each Shareholder of record entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting.

            Section 8. Record Date.

                  (a) For the purposes of determining the Shareholders who are entitled to vote at, or otherwise entitled to notice of any meeting, the Directors may, without closing the transfer books, fix a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors. If no record date is fixed by the Directors and the stock transfer books are not closed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be at the later of
(i) the close of business on the day on which notice is mailed or (ii) the thirtieth (30th) day before the meeting. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting; provided, however, that the Directors may fix a new record date for the adjourned meeting.


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                  (b) In order that the Fund may determine the Shareholders
entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Directors. If no record date has been fixed by the Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Directors is required by applicable law or the Charter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery made to the Fund's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Directors and prior action by the Directors is required by applicable law or the Charter, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Directors adopts the resolution taking such prior action.

            Section 9. Voting.

                  (a) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, the Charter or resolution of the Directors. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

                  (b) Subject to any provision of applicable law, the Charter, or these Bylaws specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the votes cast at a meeting duly called and at which quorum is present shall be the act of the Shareholders with respect to any matter that properly comes before the meeting, and (ii) where a separate vote of two or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the votes cast of such class or series of Shares at a meeting duly called and at which quorum is present shall be the act of the Shareholders of such class or series with respect to such matter.

                  (c) Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall be cast in accordance with applicable law.


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                  (d) There shall be no cumulative voting in the election or removal of Directors.

            Section 10. Quorum. The holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the chairman of the meeting, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article I, until a quorum shall be present or represented.

            Section 11. Proxies.

                  (a) At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Fund as the Directors or Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Fund. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such person may vote by their guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

                  (b) Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as proxy, the following shall constitute a valid means by which a Shareholder may grant such authority:

                        (i) A Shareholder may execute a writing authorizing another person or persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile or electronic signature.

                        (ii) A Shareholder may authorize another person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic or telephonic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the


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      proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors of election or, if there are no inspectors of election, such other persons making that determination shall specify the information on which they relied.

                  (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            Section 12. Inspectors of Election.

                  (a) In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the person acting as Chairman of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint inspectors of election of the meeting. The number of inspectors of election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors of election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of inspectors of election. In case any person appointed as inspector of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Fund. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

                  (b) The inspectors of election shall have the duties prescribed by law and shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

            Section 13. Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during


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normal business hours, if requested by Shareholders, a list of the Shareholders of the Fund, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Fund as are granted to shareholders of corporations in the state in which the Fund was formed.

            Section 14. Shareholder Action by Written Consent.

                  (a) Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon unanimously consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                  (b) Any such consent shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery shall be in paper form, by hand, by certified or registered mail, return receipt requested, or by electronic transmission. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article I Section 14 to the Fund, written consents signed by a sufficient number of holders to take action are delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Shareholder or proxyholder, or by a person or persons authorized to act for a Shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Article I
Section 14, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Fund can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder or proxyholder and (ii) the date on which such Shareholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.


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

                  (c) Within ten (10) days after the effective date of the action, notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Fund as provided above in this Article I Section 14.

                                   ARTICLE II

                                    DIRECTORS

            Section 1. Number and Qualification. Prior to a public offering of Shares there may be a sole Director. Thereafter, the number of Directors shall be determined by a written instrument signed by a majority of the Directors then in office, provided that the number of Directors shall be no less than the lower limit for Directors as stated in the Charter and no more than fifteen (15). No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of the Director's term. An individual nominated as a Director shall be at least twenty-one (21) years of age and not older than the age set forth in any mandatory retirement policy adopted by the Fund (or seventy-two (72) years of age at the time of nomination if no such policy has been adopted) and not under legal disability. Directors need not own Shares and may succeed themselves in office.

            Section 2. Term, Nomination and Election.

                  (a) The Directors shall be elected at any meeting of the Shareholders called for that purpose, except as provided in the Charter or in
Section 4 of this Article II. Each Director elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Director shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of the Director.

                  (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Fund, whether such person is submitted to shareholders in the Fund's proxy statement or a proxy statement prepared by one or more shareholders, except as may be otherwise provided in the Charter with respect to the right of holders of preferred stock of the Fund to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors at any meeting of Shareholders called for the purpose of electing directors, may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any Shareholder of the Fund (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Article II Section 2 and on the record date for the determination of Shareholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Article II
Section 2.

                  (c) In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Fund.

                        (i) To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Fund in accordance with Article I Section 5(b)(i).

                        (ii) To be in proper written form, a Shareholder's notice to the Secretary must set forth (A) as to each person whom the Shareholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of the Fund which are owned beneficially or of record by the person, if any, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (B) as to the Shareholder giving the notice (1) the name and record address of such Shareholder, (2) the class or series and number of shares of the Fund which are owned beneficially or of record by such Shareholder, (3) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) in connection with which the nomination(s) are made by such Shareholder, (4) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  (d) No person shall be eligible for election as a director of the Fund unless nominated in accordance with the procedures set forth in this
Article II Section 2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

            Section 3. Resignation and Removal. Any of the Directors may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Director and delivered or mailed to the Directors, the Chairman, if any, the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Directors may be removed, provided the aggregate number of Directors after such removal shall not be less than the minimum number set forth in the Charter, only by the proportion of votes of the Shareholders or Directors, as applicable, that are set forth in the Charter as the required proportion of votes for removal of Director, and with or without cause as may be permitted by the Charter or as required by applicable law. Upon the resignation or removal of a Director, each such resigning or removed Director shall execute and deliver to the Fund such documents as may be required by applicable law or the Charter or as may be requested by the remaining Directors as being in the best interests of the Fund and the Shareholders. Upon the incapacity or death of any Director, such Director's legal representative shall execute and deliver to the Fund on such Director's behalf such documents as the remaining Directors shall require as provided in the preceding sentence.

            Section 4. Vacancies. Whenever a vacancy in the Board of Directors shall occur, the remaining Directors may, if permitted by the 1940 Act, fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Directors, whether or not sufficient to constitute a quorum, then in office or may leave such vacancy unfilled or may reduce the number of Directors. The aggregate number of Directors after such reduction shall not be less than the minimum number required by the Charter. If the Shareholders of any class or series of Shares are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Article II made by a written instrument signed by a majority of the Directors then in office. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors.

            Section 5. Meetings.

                  (a) Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the Vice Chairman, if any, the President or any two Directors. Regular meetings of the Directors may be held without call or notice at a time and place fixed by the Bylaws or by resolution of the Directors. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Directors orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Director either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. Whenever written notice is required by law, the Charter or these Bylaws to be given to any Director, such notice may be given by mail, addressed to such Director at such person's address as it appears on the records of the Fund, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with a nationally recognized overnight delivery service, or by facsimile or email to a location provided by the Director to the Fund.

                  (b) The Secretary of the Fund shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary or a person appointed by the chairman of the meeting shall act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary of the Fund may, but need not if such committee so elects, serve in such capacity.

                  (c) Unless otherwise provided by applicable law, all or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

            Section 6. Quorum. Any time there is more than one Director, a quorum for all meetings of the Directors shall be one-third, but not less than two, of the Directors. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. With respect to actions of the Directors and any committee of the Directors, Directors who are not Independent Directors in any action to be taken may be counted for quorum purposes under this Article II Section 6 and shall be entitled to vote to the extent not prohibited by the 1940 Act.

            Section 7. Required Vote. Unless otherwise required or permitted in the Charter or by applicable law (including the 1940 Act), any action of the Board of Directors may be taken at a meeting at which a quorum is present by vote of a majority of the Directors present.

            Section 8. Committees.

                  (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Fund. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Fund are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Fund are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

                  (b) Any committee, to the extent permitted by law and provided in the resolution or charter establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Fund, and may authorize the seal of the Fund to be affixed to all papers which may require it. Notwithstanding anything to the contrary contained in this Article II Section 8, the resolution of the Board of Directors establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

                  (c) Any committee of the Directors, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any committee shall be one-third, but not less than two, of the members thereof. Unless otherwise required by applicable law (including the 1940 Act) or provided in the Charter or these Bylaws, any action of any such committee may be taken at a meeting at which a quorum is present by vote of a majority of the members present. Each committee shall keep regular minutes and report to the Board of Directors when required.

            Section 9. Director Action by Written Consent. Any action which may be taken by Directors by vote may be taken without a meeting if the Directors, or members of a committee, as the case may be, unanimously consent to the action in writing or electronic transmission and the written consents or electronic transmission are filed with the records of the meetings of Directors. Such consent shall be treated for all purposes as a vote taken at a meeting of Directors or the committee.

            Section 10. Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Directors. In absence of the Chairman, the Vice Chairman, if any, shall act as chairman at the meeting. In the absence of the Chairman and the Vice Chairman, the Directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Directors, or by written consent of the Directors, shall be recorded by the Secretary or, in the absence of the Secretary, an Assistant Secretary or such other person appointed by the Board of Directors as the meeting secretary.

            Section 11. Delegation. Unless provided in the Charter or these Bylaws and except as provided by applicable law, the Directors shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things, including any matters set forth in the Charter or these Bylaws, and the execution of such instruments either in the name of the Fund or the names of the Directors or otherwise as the Directors may deem expedient.

            Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary for service as director, payable in cash or securities. Members of special or standing committees may be allowed like compensation for service as committee members.

                                  ARTICLE III

                                    OFFICERS

            Section 1. Officers of the Fund. The Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman and a Vice Chairman. Any Chairman or Vice Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Director. No other officer of the Fund need be a Director. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary.

            Section 2. Election and Tenure. The Chairman, if any, and Vice Chairman, if any, President, Secretary, Treasurer and such other officers as the Directors from time to time may elect shall serve at the pleasure of the Directors or until their successors have been duly elected and qualified. The Directors may fill a vacancy in office or add any additional officers at any time.

            Section 3. Removal and Resignation of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

            Section 4. President. The President shall, subject to the control of the Directors, have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. The President shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the President, the Directors shall delegate authority to another officer of the Fund to perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.

            Section 5. Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Directors and committees of Directors, if any. The Secretary shall be custodian of the seal of the Fund, if any, and the Secretary (and any other person so authorized by the Directors) may affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Fund which would be sealed by a business corporation in the state in which the Fund was formed executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office in a business corporation in the state in which the Fund was formed and shall have such other authorities and duties as the Directors shall from time to time determine, including but not limited to calling meetings of Shareholders and providing written notice of all meetings of Shareholders.

            Section 6. Treasurer. The Treasurer shall, except as otherwise directed by the Directors, have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Directors and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Directors shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Directors or the President. The Treasurer shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in the Treasurer's possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Fund on behalf of such series.

            Section 7. Other Officers and Duties. The Directors may elect or appoint, or may authorize the President to appoint, such other officers or agents with such powers as the Directors may deem to be advisable. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon such person by the Directors or delegated to such person by the President.

                  (a) If the Directors elect or appoint, or authorize the President to appoint, a chief executive officer of the Fund, such chief executive officer, subject to direction of the Directors, shall have power in the name and on behalf of the Fund to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Directors, the chief executive officer shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The chief executive officer shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the chief executive officer, the Directors shall delegate authority to another officer of the Fund to perform all of the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the chief executive officer.

                                   ARTICLE IV

                  LIMITATIONS OF LIABILITY AND INDEMNIFICATION

            Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            Section 2. Mandatory Indemnification.

                  (a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an "Indemnitee") to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such person shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "Disabling Conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee (A) was authorized by a majority of the Directors or (B) was instituted by the Indemnitee to enforce his or her rights to indemnification hereunder in a case in which the Indemnitee is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  (b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Directors who are both Independent Directors and not parties to the proceeding ("Independent Non-Party Directors"), that the Indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the Indemnitee should be entitled to indemnification hereunder.

                  (c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

                  (d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                  (e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

                  (f) Subject to any limitations provided by the 1940 Act and the Charter, the Fund shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund to the full extent permitted for corporations organized under the corporations laws of the state in which the Fund was formed, provided that such indemnification has been approved by a majority of the Directors.

                  (g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            Section 3. Good Faith Defined; Reliance on Experts. For purposes of any determination under this Article IV, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in the best interests of the Fund, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Fund, or on information supplied to such person by the officers of the Fund in the course of their duties, or on the advice of legal counsel for the Fund or on information or records given or reports made to the Fund by an independent certified public accountant or by an appraiser or other expert or agent selected with reasonable care by the Fund. The provisions of this Article IV Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article IV. Each Director and officer or employee of the Fund shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel, or upon reports made to the Fund by any of the Fund's officers or employees or by any advisor, administrator, manager, distributor, dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Fund, regardless of whether such counsel or expert may also be a Director.

            Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

            Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund's property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

            Section 6. Subrogation. In the event of payment by the Fund to an Indemnitee under the Charter or these Bylaws, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Fund may reasonably request to secure such rights and to enable the Fund effectively to bring suit to enforce such rights.

                                   ARTICLE V

                                      STOCK

            Section 1. Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all Shares of the Fund shall be uncertificated Shares.

            Section 2. Transfer Agents, Registrars and the Like. The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Directors shall deem necessary or desirable. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Directors. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

            Section 3. Transfer of Shares. Shares of the Fund shall be transferable in the manner prescribed by the Charter, these Bylaws and applicable law. Transfers of Shares shall be made on the books of the Fund upon receipt of proper transfer instructions from the registered holder of the Shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Fund shall determine to waive such requirement. If any certificated Shares are issued as provided in Section 1 of this Article V, they may be transferred only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes. With respect to certificated Shares, every certificate exchanged, returned or surrendered to the Fund shall be marked "Cancelled," with the date of cancellation, by the Secretary of the Fund or the transfer agent thereof. No transfer of Shares shall be valid as against the Fund for any purpose until it shall have been entered in the Share records of the Fund by an entry showing from and to whom transferred.

            Section 4. Registered Shareholders. The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

            Section 5. Register of Shares. A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Directors under the direction of the Directors which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Person as herein provided, until such Person has given their address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon.

            Section 6. Disclosure of Holdings. The holders of Shares or other securities of the Fund shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares or other securities of the Fund as the Directors deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

            Section 7. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Fund with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            Section 8. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Fund alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Fund a bond in such sum as it may direct as indemnity against any claim that may be made against the Fund on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 1. Filing. These Bylaws and any amendment or supplement hereto shall be filed in such places as may be required or as the Directors deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by the Secretary stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Fund's minute book, be conclusive evidence of all amendments contained therein.

            Section 2. Governing Law. These Bylaws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state in which the Fund was formed, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

            Section 3. Provisions in Conflict with Law or Regulation.

                  (a) The provisions of these Bylaws are severable, and if the Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

                                  ARTICLE VII

                               AMENDMENT OF BYLAWS

            Section 1. Amendment and Repeal of Bylaws. Subject to the limitations set forth below, the Directors shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time.(1) Except as may be required by applicable law or the Charter, action by

----------
(1) BlackRock Basic Value Fund, Inc. bylaws contain a Fundamental Policies section; however, it is the Amendment section itself which requires stockholder vote for amendment. The Amendment section of BlackRock Basic Value Fund, Inc. is attached hereto as Exhibit A.

the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt Bylaws which are in conflict with the Charter, and any apparent inconsistency shall be construed in favor of the related provisions in the Charter. Notwithstanding the first sentence of Section 1 of this Article VII, Article VIII of these Bylaws may be amended, altered or repealed only by the affirmative vote of a majority of the outstanding Shares (as defined below) of capital stock (of each fund (or Portfolio) affected by such amendment)(2), at any meeting of the Shareholders, the notice of which contains the proposed amendment, alteration or repeal. For the purpose of amending Article VIII of these Bylaws, a majority of the outstanding Shares shall be the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the outstanding Shares are represented or (ii) more than 50% of the outstanding Shares. (Notwithstanding any other provision of this Article VII, Section 2 of Article VIII hereof may be amended by the affirmative vote of a majority of the Directors at any meeting of the Directors to set forth a restriction applicable only to a particular fund or particular funds of the Fund provided such amendment is adopted prior to the time a Registration Statement of the Fund, or Post-Effective Amendment thereto, setting forth the investment objective or objectives of such fund or funds initially is declared effective.)(3)

                                  ARTICLE VIII

                              FUNDAMENTAL POLICIES

            Section 1. The fundamental policies of BlackRock Variable Series Fund, Inc., BlackRock Series Fund, Inc., BlackRock Municipal Bond Fund, Inc., BlackRock Bond Fund, Inc., and Blackrock Basic Value Fund, Inc. are attached hereto as Exhibit B, Exhibit C, Exhibit D, Exhibit E and Exhibit F.

----------
(2) The bylaws of BlackRock Municipal Bond Fund, Inc. and BlackRock Bond Fund, Inc. do not contain the parenthetical language "(of each fund (or Portfolio) affected by such amendment)" because the fundamental policies of each Fund attached as Exhibit D and Exhibit E apply to the entire corporation. The term "Portfolio" is used in the fundamental policies of BlackRock Series Fund, Inc.

(3) The last sentence of Article VII, Section 1 applies only to the BlackRock Variable Series Funds, Inc. and BlackRock Series Fund, Inc., which both contain fundamental policies that are only applicable to particular funds.

                                    EXHIBIT A

               BLACKROCK BASIC VALUE FUND, INC. AMENDMENT SECTION

                                   ARTICLE VII

                                   AMENDMENTS

      These Bylaws or any of them, except for Article VII hereof, may be amended, altered or repealed by the Directors. Except for Article VII hereof, the Shareholders shall have no power to make, amend, alter or repeal Bylaws.

                                    EXHIBIT B

            BLACKROCK VARIABLE SERIES FUND, INC. FUNDAMENTAL POLICIES

                                  ARTICLE VIII

                              FUNDAMENTAL POLICIES

      Section 1. Policies Applicable to All Funds.

      (a) It is the fundamental policy of the Corporation to follow the investment objectives for a Fund that are set forth in the Prospectus contained in the Registration Statement of the Corporation, or Post-Effective Amendment thereto, at the time such Registration Statement, or Post-Effective Amendment, setting forth such objectives for such Fund initially is declared effective.

      (b) It is the fundamental policy of the Corporation not to:

            1. Issue senior securities.

            2. Act as an underwriter of securities.

      Section 2. Policies Applicable to Particular Funds.

      (a) The Corporation has adopted the following fundamental policies with respect to its Merrill Lynch Reserve Assets Fund (the "Reserve Assets Fund"):
The Corporation's Reserve Assets Fund may not:

            1. Purchase any securities other than money market and other securities described under "Definitions of Investments" in the Prospectus contained in the Corporation's Registration Statement at the time such Registration Statement initially is declared effective.

            2. Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (other than United States government securities, government agency securities, or bank money instruments).

            3. (a) Invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities (other than United States government or government agency securities) of any one issuer (including repurchase agreements with anyone bank) except that up to 25% of the value of the Reserve Assets Fund's total assets may be invested without regard to such 5% limitation but shall instead be subject to a 10% limitation; and

            (b) purchase more than 10% of the outstanding securities of an issuer except that such restriction shall not apply to United States government or government agency securities, bank money instruments or repurchase agreements.

            4. Make investments for the purpose of exercising control or management.

            5. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

            6. Purchase or sell real estate (other than money market securities secured by real estate or interests therein or money market securities issued by companies which invest in real estate, or interests therein), commodities or commodity contracts, interests in oil, gas or other mineral exploration or development programs.

            7. Purchase any securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities.

            8. Make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combinations thereof.

            9. Make loans to other persons, provided that the Reserve Assets Fund may purchase money market securities or enter into repurchase agreements and lend securities owned or held by it pursuant to paragraph 10 below.

            10. Lend its portfolio securities in excess of 20% of its total assets, taken at market value, provided that such loans are made according to the guidelines of the Securities and Exchange Commission and the Corporation's Board of Directors, including maintaining collateral from the borrower equal at all times to the current market value of the securities loaned.

            11. Borrow amounts in excess of 20% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements, with respect to which paragraph 16 below applies); however, the Reserve Assets Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities.

            12. Mortgage, pledge, hypothecate or in any manner transfer (except as provided in paragraph 10 above), as security for indebtedness any securities owned or held by the Reserve Assets Fund except as may be necessary in connection with borrowings mentioned in paragraph 11 above, and then such mortgaging, pledging or hypothecating may not exceed 25% of the Reserve Assets Fund's total assets, taken at market value.

            13. Invest in securities (except for repurchase agreements or variable amount master notes) with legal or contractual restrictions on resale or for which no readily available market exists or in securities of issuers (other than issuers of government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value), would be invested in such securities.

            14. Enter into repurchase agreements if, as a result thereof, more than 10% of the Reserve Assets Fund's total assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

            15. Enter into reverse repurchase agreements if, as a result thereof, the Reserve Assets Fund's obligations with respect to reverse repurchase agreements would exceed one-third of the Reserve Assets Fund's net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

                                    EXHIBIT C

                BLACKROCK SERIES FUND, INC. FUNDAMENTAL POLICIES

                                  ARTICLE VIII

                              FUNDAMENTAL POLICIES

      Section 1. Policies Applicable to All Portfolios.

      (a) It is the fundamental policy of the Corporation to follow the respective investment objectives for each Portfolio of the Corporation as set forth in the Prospectus forming a part of the Registration Statement of the Corporation, or Post-Effective Amendment thereto at the time the Registration Statement or Post-Effective Amendment, as the case may be, describing the objective of such Portfolio was first declared effective.

      (b) It is a fundamental policy of the Corporation not to:

            1. Except with respect to the Natural Resources, Global Strategy and Global Dividend Portfolios, (a) invest more than 5% of the total assets of any Portfolio (taken at market value at the time of each investment) in the securities (other than United States Government or Government agency securities) of any one issuer (including repurchase agreements with any one bank); and (b) to purchase more than either (i) 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to securities issued or guaranteed by the United States Government or its agencies, bank money instruments or bank repurchase agreements.

            2. Invest more than 25% of the total assets of any Portfolio (taken at market value at the time of each investment) in the securities of issuers primarily engaged in the same industry (utilities will be divided according to their services: for example, gas, gas transmission, electric and telephone each will be considered a separate industry for purposes of this restriction), except for the Natural Resources Portfolio, which when management anticipates significant economic, political or financial instability, may, subject to the diversification requirements or the Internal Revenue Code relating to qualification under the Code as a regulated investment company, invest more than 25% of its total assets in gold-related companies.

            3. Make investments for the purpose of exercising control over, or management of, any issuer.

            4. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer's commission or profit, other than customary broker's commission, is involved, and only if immediately thereafter not more than 10% of the total assets of any Portfolio, taken at market value, would be invested in such securities.

            5. Purchase or sell interests in oil, gas or other mineral exploration or development programs, commodities, commodity contracts or real estate, except that any Portfolio may purchase securities of issuers which invest or deal in any of the above and the Natural Resources, Global Strategy and Global Dividend Portfolios may engage in transactions in currency, forward currency contracts, futures contracts and options thereon, and the Multiple Strategy Portfolio may engage in transactions in forward currency contracts, futures contracts, options on futures contracts and options on indices, currencies and securities. Anything to the contrary herein notwithstanding, the Natural Resources Portfolio may purchase, sell or otherwise invest or deal in commodities or commodities contracts.

            6. Purchase any securities on margin (except that any Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and the Natural Resources, Global Strategy and Global Dividend Portfolios may make margin payments in connection with transactions in options, forward currency contracts, futures contracts and options on futures contracts) or make short sales of securities or maintain a short position (except that the Natural Resources, Global Strategy, Multiple Strategy and Global Dividend Portfolios may maintain short positions in forward currency contracts, options, futures contracts and options on futures contracts).

            7. Make loans, except as provided in (8) below and except through the purchase of obligations in private placements (the purchase of publicly-traded obligations not being considered the making of a loan).

            8. Lend the portfolio securities of any Portfolio in excess of 33-1/3% of the total assets of such Portfolio, taken at market value at the time of the loan, and provided that such loan shall be made in accordance with guidelines set forth in the currently effective prospectus.

            9. Issue senior securities or borrow amounts in excess of 10% of the total assets of such Portfolio, taken at market value at the time of the borrowing, and then only from banks as a temporary measure for extraordinary or emergency purposes.

            10. Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by any Portfolio except as may be necessary in connection with borrowings mentioned in (9) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of such Portfolio's total assets, taken at market value at the time thereof, and except as may be necessary for the Natural Resources, Global Strategy and Global Dividend Portfolios in connection with transactions in options, forward currency contracts, futures contracts and options on futures contracts. In order to comply with certain state statutes, no Portfolio, other than the Natural Resources, Global Strategy and Global Dividend Portfolios will, as a matter of operating policy, mortgage, pledge or hypothecate its portfolio securities to the extent that at any time the percentage of the value of pledged securities plus the maximum sales charge will exceed 10% of the value of the Portfolio's shares at the maximum offering price.

            11. Underwrite securities of other issuers except insofar as the Corporation may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

            12. Except for the Natural Resources, Global Strategy and Global Dividend Portfolios, write, purchase or sell puts, calls or combinations thereof, except that the Multiple Strategy Portfolio, the Balanced Portfolio, the Capital Stock Portfolio and the Global Dividend Portfolio may, from time to time, write covered call options.

            13. Except with respect to the Natural Resources, Global Strategy, Multiple Strategy and Global Dividend Portfolios, invest in securities of foreign issuers if at the time of acquisition more than 10% of the total assets of any Portfolio (20% in the case of the Capital Stock Portfolio), taken at market value at the time of the investment, would be invested in such securities. However, up to 25% of the total assets of any Portfolio may be invested in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on the New York Stock Exchange.

            14. Participate on a joint (or a joint and several) basis in any trading account in securities (but this does not include the "bunching" of orders for the sale or purchase of portfolio securities with the other Portfolios or with individually managed accounts advised or sponsored by the Investment Adviser or any of its affiliates to reduce brokerage commissions or otherwise to achieve best overall execution).

            15. Purchase or retain the securities of any issuer, if those individual officers and directors of the Corporation, Merrill Lynch Asset Management, Inc. or any subsidiary thereof each owning beneficially more than 1/2 of 1% of the securities of each issuer own in the aggregate more than 5% of the securities of each issuer.

      Section 2. Policies Applicable to Particular Portfolios.

      (a) The Money Reserve Portfolio may not invest in any security which is not a short-term money market security as described in the Prospectus contained in the Registration Statement of the Corporation at the time such Registration Statement was initially declared effective.

      (b) The Intermediate Government Bond Portfolio may not invest in any security which is not issued or guaranteed by the United States Government or one of its agencies or which has a stated maturity greater than fifteen years from the date of purchase.

                                    EXHIBIT D

             BLACKROCK MUNCIPAL BOND FUND, INC. FUNDAMENTAL POLICIES

                                  ARTICLE VIII

                              FUNDAMENTAL POLICIES

      For purposes of the following policies, "Permissible Investments" consist of Municipal Bonds and money market securities referred to in the corporation's Prospectus as "Temporary Investments."

      It is the fundamental policy of the corporation not to:

      (1) Purchase any securities other than municipal Bonds and Temporary Investments;

      (2) Invest more than 5% of the total assets of any Portfolio (taken at market value at the time of each investment) in the securities of any one issuer (including repurchase agreements with any one bank or dealer) except that such restrictions shall not apply to United States Government or Government agency securities (for the purposes of this restriction, the Fund will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues industrial development bonds on behalf of a private entity as a separate issuer);

      (3) Purchase, in connection with Temporary Investments, securities (other than securities of the United States Government, its agencies and instrumentalities) if, as a result of such purchase, more than 20% of the total assets of any Portfolio (taken at market value) would be invested in anyone industry;

      (4) Enter into a repurchase agreement if, as a result thereof, more than 10% of the total assets of any Portfolio (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days;

      (5) Make investments for the purpose of exercising control or management;

      (6) Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization;

      (7) Purchase or sell real estate (provided that such restriction shall not apply to Permissible Investments secured by real estate or issued by companies which invest in real estate or interests therein), commodities or commodity contracts (provided that such restriction shall not apply to financial futures contracts), interests in oil, gas or other mineral exploration or development programs;

      (8) Purchase any securities on margin, except (a) to use short-term credit necessary for clearance or purchases and sales of portfolio securities and (b) to make margin payments in connection with transactions in financial futures contracts;

      (9) Make short sales of securities or maintain a short position in securities or write, purchase or sell puts, calls, straddles, spreads or combinations thereof (this restriction does not apply to transactions in options on financial futures contracts);

      (10) Make loans to other persons, provided that the Fund may make Permissible Investments (the acquisition of Municipal Bonds or bonds, debentures or other corporate debt securities which are not publicly distributed is considered to be the making of a loan under the Investment Company Act of 1940);

      (11) Borrow amounts in any Portfolio in excess of 10% of the total assets of such Portfolio, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Portfolios will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities);

      (12) Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by any Portfolio except as may be necessary in connection with borrowings mentioned in (11) above, in which case such mortgaging, pledging or hypothecating may not exceed 10% of such Portfolio's total assets, taken at market value, or as may be necessary in connection with transactions in financial futures contracts as set forth in (8) above;

      (13) Invest in securities with legal or contractual restrictions on resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 5$ of the total assets of any Portfolio (taken at market value) would be invested in such securities;

      (14) Act as an underwriter of securities, except to the extent that the Fund may technically be deemed an underwriter when engaged in the activities described in (10) above or insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities; and

      (15) Invest in securities of any one issuer with a record of less than three years of continuous operation, including predecessors, except obligations issued or guaranteed by the United States Government or its agencies or Municipal Bonds (except that, in case of industrial revenue bonds, this restriction shall apply to the entity supplying the revenues from which the issue is to be paid), if such investments by any Portfolio would exceed 5% of the value of its total assets (taken at market value).

                                    EXHIBIT E

                 BLACKROCK BOND FUND, INC. FUNDAMENTAL POLICIES

                                  ARTICLE VIII

                              FUNDAMENTAL POLICIES

      It is a fundamental policy of the Corporation not to:

      1. (a) Invest more than 5% of the total assets of any Portfolio (taken at market value at the time of each investment) in the securities (other than United States Government or Government agency securities) of any one issuer (including repurchase agreements with any one bank); and (b) purchase more than either 10% (i) in principal amount of the outstanding securities of an issuer, or (ii) of the outstanding voting securities of an issuer, except that such restrictions shall not apply to United States Government or Government agency securities, bank money instruments or bank repurchase agreements.

      2. Invest more than 25% of the total assets of any Portfolio (taken at market value at the time of each investment) in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone each will be considered a separate industry for purposes of this restriction.

      3. Make investments for the purpose of exercising control over, or management of, any issuer.

      4. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer's commission or profit, other than customary broker's commission, is involved, and only if immediately thereafter not more than 10% of the total assets of any Portfolio, taken at market value, would be invested in such securities.

      5. Purchase or sell interests in oil, gas or other mineral exploration or development programs, real estate, commodities, or commodity contracts (provided that such restriction shall not apply to options on debt securities or interest rate futures contracts and options thereon), except that any Portfolio may purchase securities of issuers which invest or deal in any of the above.

      6. Purchase any securities on margin, except that any Portfolio may (a) obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, (b) make margin payments in connection with transactions in interest rate futures contracts, options thereon and options on debt securities or (c) maintain a short position in interest rate futures contracts and options thereon and may write, purchase or sell puts, calls, straddles, spreads or combinations thereof with respect to such contracts or options and with respect to options on debt securities.

      7. Make loans, except as provided in (8) below and except through the purchase of obligations in private placements (the purchase of publicly-traded obligations not being considered the making of a loan).

      8. Lend portfolio securities of any Portfolio in excess of 20% of the total assets of such Portfolio, taken at market value at the time of the loan, and provided that such loans shall be made in accordance with the guidelines set forth below.

      9. Issue senior securities, or borrow amounts in any Portfolio in excess of 5% of the total assets of such Portfolio, taken at market value at the time of the borrowing, and then only from banks as a temporary measure for extraordinary or emergency purposes.

      10. Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by any Portfolio except as may be necessary in connection with borrowings mentioned in (9) above, in which case such mortgaging, pledging or hypothecating may not exceed 10% of such Portfolio's total assets, taken at market value, or as may be necessary in connection with transactions in options on debt securities, interest rate futures contracts and options thereon, as set forth in (6) above. In order to comply with certain state statutes, each Portfolio will not, as a matter of operating policy, mortgage, pledge or hypothecate its portfolio securities to the extent that at any time the percentage of the value of pledged securities plus the maximum sales charge will exceed 10% of the value of the Portfolio's shares at the maximum offering price.

      11. Invest in securities which cannot be readily resold to the public because of legal or contractual restrictions or for which no readily available market exists if, regarding all such securities held by a Portfolio, more than 10% of the total assets of such Portfolio, taken at market value, would be invested in such securities. If, through the appreciation of restricted securities or the depreciation of unrestricted securities held by a Portfolio, more than 10% of the assets of such Portfolio should be invested in restricted securities, such Portfolio will consider appropriate steps to assure maximum flexibility.

      12. Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

      13. Write, purchase or sell puts, calls or combinations thereof (provided that such restriction shall not apply to options on debt securities or on interest rate futures contracts).

      14. Invest in securities of foreign issuers if at the time of acquisition more than 10% of the total assets of any Portfolio, taken at market value at the time of the investment, would be invested in such securities. However, up to 25% of the total assets of any Portfolio may be invested in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on the New York Stock Exchange.

      15. Invest in securities of issuers having a record, together with predecessors, of less than three years of continuous operation if more than 5% of the total assets of any Portfolio, taken at market value at the time of investment, would be invested in such securities.

      16. Participate on a joint (or a joint and several) basis in any trading account in securities (but this does not include the "bunching" of orders for the sale or purchase of portfolio securities with other funds and individually managed accounts advised or sponsored by the Investment Adviser or any of its affiliates to reduce brokerage commissions or otherwise to achieve best overall execution).

      17. Purchase or retain the securities of any issuer, if those individual officers and directors of the Fund, Merrill Lynch Investment Management, Inc. or any subsidiary thereof each owning beneficially more than 1/2 of 1% of the securities of such issuer owns in the aggregate more than 5% of the securities of such issuer.


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                                    EXHIBIT F

              BLACKROCK BASIC VALUE FUND, INC. FUNDAMENTAL POLICIES

                                  ARTICLE VIII

                              FUNDAMENTAL POLICIES

      It is the fundamental policy of the Corporation not to:

      1. Invest in securities of any one issuer (other than the United States or its agencies or instrumentalities), if immediately after and as a result of such investment more than 5% of the total assets of the Corporation, taken at market value, would be invested in the securities of such issuer, or more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of such issuer would be owned by the Corporation.

      2. Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry.

      3. Make investments for the purpose of exercising control or management.

      4. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer's commission or profit, other than customary broker's commission, is involved and only if immediately thereafter not more than 10% of the Corporation's total assets, taken at market value, would be invested in such securities.

      5. Purchase or sell real estate; provided that the Corporation may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

      6. Purchase or sell commodities or commodity contracts.

      7. Purchase any securities on margin, except that the Corporation may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, or make short sales of securities or maintain a short position.

      8. Make loans to other persons (except as provided in Section 9 below); provided that for purposes of this restriction the acquisition of a portion of an issue of bonds, debentures, or other corporate debt securities and investment in United States Government obligations, short-term commercial paper, certificates of deposit and bankers' acceptances shall not be deemed to be the making of a loan (the acquisition of bonds, debentures or other corporate debt securities which are not publicly distributed is considered to be the making of a loan under the Investment Company Act of 1940).


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

      9. Lend its portfolio securities in excess of 20% of its total assets, taken at market value; provided that such loans shall be made in accordance with the guidelines set forth in the prospectus of the Corporation effective under the Securities Act of 1933.

      10. Borrow amounts in excess of 5% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes.

      11. Mortgage, pledge, hypothecate or in any manner transfer (except as provided in Section 9 above), as security for indebtedness, any securities owned or held by the Corporation except as may be necessary in connection with borrowings mentioned in Section 10 above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Corporation's total assets, taken at market value.

      12. Invest in securities which cannot be readily resold to the public because of legal or contractual restrictions or for which no readily available market exists or in securities of issuers having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets, taken at market value, would be invested in such securities.

      13. Underwrite securities of other issuers except insofar as the Corporation may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

      14. Write, purchase or sell puts, calls or combinations thereof, except that the Corporation may write covered call options with respect to its portfolio securities, and enter into closing purchase transactions with respect to such options, if at the time of the writing of such option not more than 15% of its total assets, taken at market value, would be subject to being purchased upon the exercise of an option.

      15. Invest in securities of foreign issuers if at the time of acquisition more than 10% of its total assets, taken at market value, would be invested in such securities.

      16. Purchase or sell interests in oil, gas or other mineral exploration or development programs.

      17. Purchase or retain the securities of any issuer, if those individual officers and directors of the Corporation, Merrill Lynch Asset Management or any subsidiary thereof each owning beneficially more than 1/2 of 1 % of the securities of such issuer own in the aggregate more than 5% of the securities of such issuer.


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